SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 9, 2002

CT COMMUNICATIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NORTH CAROLINA

0-19179

56-1837282

(STATE OR OTHER

(COMMISSION

(IRS EMPLOYER

JURISDICTION

FILE NUMBER)

 IDENTIFICATION

OF INCORPORATION)

NUMBER)

CT COMMUNICATIONS, INC.

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

(704) 722-2500

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

WaveTel, L.L.C.

WaveTel, L.L.C. (“WaveTel”), a wholly-owned subsidiary of CT Communications, Inc. (“the Company”), plans to cease its wireless broadband commercial trial operations in Fayetteville, North Carolina effective with the close of business on December 9, 2002.  WaveTel provides wireless broadband services to residential and commercial customers.  The Company expects to record, mostly in the third quarter, a pre-tax charge to operations of between $4.0 million and $5.0 million, including the costs of severance, third party commitments, and asset impairment.  Once operations cease, the Company will report the net cost of exiting these activities as discontinued operations.  The Company anticipates net operating savings of approximately $250,000 per month once all operations have ceased.

Web Development and Programming

The Company has determined that it will downsize its web development and programming services operations.  These services are provided under the Company’s WebServe brand name.  In connection with this decision, six employees will be terminated.

Certain statements contained in this report are "forward-looking statements," within the meaning of federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions made by management, including, among other things, the effects of the discontinuance of the wireless broadband commercial trial operations of WaveTel and the Company’s Web development and programming services.  In some cases, these forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual events or results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission, including those matters summarized under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT Communications, Inc.

Date: October 10, 2002

By:

/s/ Amy M. Justis

Amy M. Justis

Vice President - Finance